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                                                                  Rule 424(b)(3)
                                                                      333-103994


             ADDENDUM TO PROSPECTUS SUPPLEMENT DATED APRIL 11, 2003

                                                         Dated: November 1, 2003

                                 STATE OF ISRAEL
                                 $1,850,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the SALES PERIOD commencing on NOVEMBER 1, 2003 and terminating on NOVEMBER 30, 2003 is:

       SERIES A (FIVE YEARS): 4.05%          SERIES B (TEN YEARS): 5.45%

To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation MUST BE RECEIVED BY Development Corporation for Israel by NOVEMBER 24, 2003.

Effective as of May 30, 2003, the aggregate principal amount of the Third Jubilee Issue Dollar Bonds offered under this prospectus has been increased to $1,850,000,000.